UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2015

ANTHEM, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2015, the Board of Directors of Anthem, Inc. (the “Company”) appointed Ronald W. Penczek as Chief Accounting Officer of the Company effective immediately. In this role, Mr. Penczek will act as the principal accounting officer of the Company. In connection with the appointment of Mr. Penczek, John E. Gallina, who has served as the Company’s Chief Accounting Officer since 2011, assumed the role of Chief Financial Officer of the Company’s Commercial and Specialty Business Division.

Mr. Penczek, age 50, has held numerous financial positions with the Company since 2005, most recently as Vice President and Controller since August 2013. In addition, Mr. Penczek served as Vice President and Assistant Controller from January 2008 until August 2013. Mr. Penczek is a participant in the Anthem, Inc. Executive Agreement Plan and is subject to the covenants and restrictions contained therein.

There are no arrangements or understandings between Mr. Penczek and any other persons pursuant to which he was selected as Chief Accounting Officer. There are no family relationships between Mr. Penczek and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 8, 2015

ANTHEM, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary